SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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John Hancock Funds II

(Name of Registrant as Specified in Its Charter)

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JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

December 22, 2016

Dear Shareholders:

Enclosed is the Information Statement of John Hancock Funds II (“JHF II”) regarding a new subadvisory agreement with Wellington Management Company LLP (“Wellington”) for U.S. Growth Fund (the “Fund”). Wellington succeeded Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) as subadvisor to the Fund, effective at the close of business on September 28, 2016. As with the subadvisory agreement with GMO, pursuant to the new subadvisory agreement, Wellington manages the Fund’s investments and determines the composition of the assets of the Fund.

The Board of Trustees of JHF II approved the new subadvisory agreement with Wellington. The new subadvisory agreement with Wellington is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory and subadvisory fees have decreased as a result of the new subadvisory agreement with Wellington and changes to advisory and subadvisory fee breakpoints. The subadvisory fee is paid by the Fund’s investment advisor and not by the Fund. Please see below for further information regarding changes to the advisory and subadvisory fee rates.

Please note that JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change. The enclosed Information Statement provides information about the new subadvisory agreement and Wellington.

If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

Sincerely,

/s/ THOMAS DEE
Thomas Dee
Assistant Secretary
John Hancock Funds II

JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

 _______________

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT
FOR U.S. GROWTH FUND

 _______________

INTRODUCTION

This Information Statement details a recent subadvisor change relating to U.S. Growth Fund (the “Fund”), a series of John Hancock Funds II (“JHF II” or the “Trust”). At its in-person meeting held on June 20–23, 2016, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust or its investment advisor (the “Independent Trustees”), unanimously approved a new subadvisory agreement appointing Wellington Management Company LLP (“Wellington”) to serve as the new subadvisor to the Fund (the “Wellington Subadvisory Agreement”). At the same time, the Board approved the termination of Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) as subadvisor to the Fund. These changes became effective at the close of business on September 28, 2016. A discussion of the Board’s determination to appoint Wellington as the Fund’s subadvisor is provided in the “Board Consideration of Wellington Subadvisory Agreement” section below.

JHF II. JHF II is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHF II are divided into separate series or funds, including the Fund.

Investment Management. John Hancock Advisers, LLC (“JHA” or the “Advisor”) is the Fund’s investment advisor. Pursuant to an investment advisory agreement with JHF II, the Advisor is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Distributor. John Hancock Funds, LLC (the “Distributor”) serves as JHF II’s distributor.

The offices of the Advisor and the Distributor are located at 601 Congress Street, Boston, Massachusetts 02210. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (“SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the Wellington Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy, with respect to this subadvisor change.

Annual and Semi-Annual Reports. JHF II will furnish, without charge, a copy of its most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

NEW SUBADVISORY AGREEMENT
FOR U.S. GROWTH FUND

As described in more detail in the introduction, at its in-person meeting held on June 20–23, 2016, the Board approved the Wellington Subadvisory Agreement appointing Wellington as subadvisor for the Fund, replacing the Fund’s former subadvisor, GMO.

As with the subadvisory agreement with GMO, pursuant to the Wellington Subadvisory Agreement, and as more fully described below, Wellington manages the Fund’s investments and determines the composition of the assets of the Fund. The Wellington Subadvisory Agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory and subadvisory fees have decreased as a result of the Wellington Subadvisory Agreement. The subadvisory fee is paid by the Advisor, and not by the Fund. In connection with the appointment of Wellington, the Fund’s investment objective, non-fundamental investment policies, benchmark, advisory fee rates and subadvisory fee rates were revised, as discussed below. The Wellington Subadvisory Agreement is dated January 1, 2014 and was amended and approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 20–23, 2016. The subadvisory agreement with GMO, dated January 1, 2014, was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 20–23, 2016 in connection with its annual review and continuance of such agreements (the “GMO Subadvisory Agreement”). A transition manager has overseen the movement of portfolio assets from GMO’s control to Wellington’s control.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

Wellington

Wellington is a limited liability partnership organized under the laws of the State of Delaware that is registered as an investment advisor under the Advisers Act. The principal offices of Wellington are located at 280 Congress Street, Boston, Massachusetts 02210.

Wellington Subadvisory Agreement

The principal responsibilities of Wellington under the Wellington Subadvisory Agreement, and of GMO under the GMO Subadvisory Agreement, are substantially similar. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences between the agreements, are described below.

Subadvisor Compensation. As compensation for their services under the Wellington Subadvisory Agreement and the GMO Subadvisory Agreement, Wellington is paid, and GMO was paid, a subadvisory fee with respect to the Fund. Subadvisory fees are calculated and accrued daily based upon the Fund’s net assets, and the sum of the daily fee accruals is paid monthly in arrears. Pursuant to both the Wellington Subadvisory Agreement and the GMO Subadvisory Agreement, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the net assets of the Fund and dividing by 365 (366 in a leap year). Subadvisory fees are paid by the Advisor, not by the Fund. The advisory and subadvisory fees have decreased as a result of the Wellington Subadvisory Agreement and changes to advisory and subadvisory fee breakpoints.

Changes in Investment Objective, Non-Fundamental Investment Policies, the Fund’s Benchmark,
Advisory Fee Breakpoints, and Subadvisory Fee Breakpoints

In connection with approving the Wellington Subadvisory Agreement for the Fund, the Board approved changing the Fund’s investment objective of seeking long term capital appreciation, to seeking high total return primarily through capital appreciation, as well as certain non-fundamental investment policies of the Fund. The Fund’s fundamental investment policy of investing at least 80% of its total assets in equity investments that are tied economically to the United States has not been changed. In contrast to GMO, Wellington is less focused on identifying securities based on valuation, and instead focuses on identifying opportunities where the market is underestimating the future growth prospects of a company. Similar to GMO’s management of the Fund, Wellington has the flexibility to invest in companies of any market capitalization, however, Wellington typically invests in companies with expected future free-cash-flow margins, returns on capital employed and revenue growth higher than a certain minimum threshold. In addition, due to its active investment strategy, the Fund may buy and sell securities more frequently under Wellington’s management, which may result in higher transaction costs and more capital gains tax liabilities than a fund with a buy and hold strategy.

Also in connection with the appointment of Wellington, the Board approved a change to the Fund’s benchmark from the Russell 3000 Index to the Russell 1000 Growth Index to better reflect the Fund’s investments under Wellington’s management.

Furthermore, the Board also approved changes to the advisory and subadvisory fee breakpoints. The changes to the subadvisory and advisory fee breakpoints result in advisory and subadvisory fee rates that are lower than the current advisory and subadvisory fee rates at all asset levels.

For additional information about the Fund’s investment objective, investment policies, benchmark and advisory fee rates, refer to the supplement to the Fund’s registration statement that was filed with the SEC on September 29, 2016.

Board Consideration of Wellington Subadvisory Agreement

At its in-person meeting held on June 20–23, 2016, the Board, including the Independent Trustees, approved the Wellington Subadvisory Agreement between the Advisor and Wellington with respect to the Fund.

In considering the Wellington Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and Wellington, including comparative performance information, fee and expense information of Wellington and GMO; performance information for relevant indices; comparative performance information for comparably managed accounts, as applicable; and other information provided by the Advisor and Wellington regarding the nature, extent and quality of services to be provided by Wellington under the Wellington Subadvisory Agreement. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Wellington to the Fund. The Board also took into account its knowledge of Wellington from the services that it provides as subadvisor to other funds in the John Hancock Group of Funds.

Throughout the process, the Board asked questions of management. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process.

In approving the Wellington Subadvisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and did not treat any single factor as determinative, and each Trustee may have attributed different weights to different factors.

Approval of Wellington Subadvisory Agreement

In making its determination with respect to approval of the Wellington Subadvisory Agreement, the Board considered information relating to Wellington’s business, including current subadvisory services to other funds in the John Hancock Group of Funds; the historical performance of the Fund under the management of GMO, which included comparative performance information relating to the Fund’s previous benchmark and the performance of a comparable composite managed by Wellington; and that the subadvisory fee rates for the Fund under the Wellington Subadvisory Agreement; (i) are lower than the rates under the GMO Subadvisory Agreement; (ii) are paid by the Advisor not the Fund; and (iii) are a product of arms-length negotiation between the Advisor and Wellington. In addition, approval of the Wellington Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will be lower for the Fund at all asset levels.

Nature, extent, and quality of services. With respect to the services to be provided to the Fund by Wellington, the Board considered information provided to the Board by the Advisor. The Board also took into account information presented during the past year with respect to other funds within the John Hancock Group of Funds managed by Wellington, including information provided in connection with the Board’s annual evaluation of the advisory and subadvisory agreements at its in-person meeting held on June 20 - 23, 2016, as well as at an in-person meeting held on May 24 - 25, 2016, and that, pursuant to such agreements, the Advisor conducts regular, periodic reviews of Wellington and its operations, including regarding investment processes and organizational and staffing matters, and the Trust’s Chief Compliance Officer and his staff conduct regular, periodic compliance reviews with Wellington and present reports to the Independent Trustees regarding the same, which includes evaluating the regulatory compliance systems of Wellington and procedures reasonably designed by it to assure compliance with the federal securities laws. The Board also took into account the financial condition of Wellington.

The Board considered Wellington’s investment process and philosophy. The Board took into account that Wellington’s responsibilities include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s updated investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also considered Wellington’s brokerage policies and practices, including with respect to best execution and soft dollars.

Subadvisor compensation. In considering the cost of services to be provided by Wellington and the profitability to Wellington of its relationship with the Fund, the Board noted that the fees under the Wellington Subadvisory Agreement are paid by the Advisor and not the Fund. The Board also noted that there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the Wellington Subadvisory Agreement and that the advisory fees paid by the Fund will be lower at all asset levels. The Board noted in this regard that the subadvisory fees under the Wellington Subadvisory Agreement would be lower at all asset levels than under the GMO Subadvisory Agreement.

The Board also relied on the ability of the Advisor to negotiate the Wellington Subadvisory Agreement with Wellington, which is not affiliated with the Advisor, and the fees thereunder at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Wellington from its relationship with the Trust were not a material factor in the Board’s consideration of the Wellington Subadvisory Agreement.

The Board also considered information regarding the nature and scope (including their significance to the Advisor and its affiliates and to Wellington) of any material relationships with respect to Wellington, which includes arrangements, if any, in which Wellington or its affiliates provide advisory, distribution, or management services in connection with financial products sponsored by the Advisor or its affiliates, and may include other registered investment companies, a 529 education savings plan, managed separate account, and exempt group annuity contracts sold to qualified plans, if any. The Board also considered information and took into account any other potential conflicts of interest the Advisor might have in connection with the Wellington Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that Wellington and its affiliates may receive from Wellington’s relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund pays an advisory fee to the Advisor and that, in turn, the Advisor pays a subadvisory fee to Wellington. The Board also considered that the subadvisory fee to be paid to Wellington for managing the Fund is lower than the fee previously paid to GMO. The Board also took into account that the Fund’s advisory fee was also being amended and would result in advisory fee rates that are lower than the current advisory fee rates at all asset levels. The Board also considered, as available, the Fund’s subadvisory fees as compared to comparable investment companies.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s peer group, previous benchmark and new benchmark under the management of GMO and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Wellington. The Board also noted Wellington’s long-term performance for similar accounts, as applicable.

The Board’s decision to approve the Wellington Subadvisory Agreement was based on a number of considerations, such as information relating to Wellington’s business, including current subadvisory services to other funds in the John Hancock Group of Funds; the historical performance of the Fund under the management of GMO, which included comparative performance information relating to the Fund’s previous benchmark and the performance of a comparable composite managed by Wellington; and that the subadvisory fee rates for the Fund under the Wellington Subadvisory Agreement: (i) are lower than the rates under the GMO Subadvisory Agreement; (ii) are paid by the Advisor not the Fund; and (iii) are a product of arms-length negotiation between the Advisor and Wellington. In addition, the Board considered that approval of the Wellington Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will be lower for the Fund at all asset levels.

Additional Information About Wellington

Wellington is a limited liability partnership organized under the laws of the state of Delaware. Wellington is owned by the partners of Wellington Management Group LLP, a Massachusetts limited liability partnership. The principal offices of Wellington are located at 280 Congress Street, Boston, Massachusetts 02210. John Boselli is primarily responsible for the day-to-day management of the Fund’s assets.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of Wellington. The names and principal occupations of the principal executive officers and partners of Wellington are listed below. The business address of each such person is 280 Congress Street, Boston, Massachusetts 02210.

Name	Principal Occupation
Cynthia Mary Clarke	Senior Managing Director and Chief Legal Officer, Wellington Management Company
Phillip H. Perelmuter	Head of Wellington Management International Ltd and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Edward Joseph Steinborn	Senior Managing Director and Chief Financial Officer, Wellington Management Company
Brendan Joseph Swords	Chairman, Chief Executive Officer, Wellington Management Company and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Steven Carl Angeli	Senior Managing Director, Wellington Management Company and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
John Edward Butler	Senior Managing Director, Wellington Management International Ltd and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Nancy Marie Morris	Managing Director and Chief Compliance Officer, Wellington Management Company
Desmond Anthony Havlicek	Senior Managing Director, Wellington Management Company and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Donald Joseph Kilbride	Senior Managing Director, Wellington Management Company and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Cheryl McDaniel Duckworth	Head of Wellington Management Singapore Pte Ltd and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Ian Robert Link	Senior Managing Director, Wellington Management International Ltd and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Jean Marie Hynes	Senior Managing Director, Wellington Management Company and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP

Similar Investment Companies Managed by Wellington. Wellington does not, and as of September 30, 2016 did not, act as advisor or subadvisor to registered investment companies or series thereof having investment objectives and policies similar to those of the Fund.

Description of GMO Subadvisory Agreement and Wellington Subadvisory Agreement

The terms of the Wellington Subadvisory Agreement and the GMO Subadvisory Agreement are substantially similar and are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Wellington and GMO generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject to the supervision of the Board and the Advisor, the subadvisor manages the investment and reinvestment of the assets of the Fund, and formulates a continuous investment program for the Fund consistent with its investment objective and policies, as described in the then current registration statement of JHF II. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

The subadvisor selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions, if applicable. The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor's overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and research services that the subadvisor obtains from brokers or dealers, as described above.

Term. A one year continuance of the Wellington Subadvisory Agreement was approved by the Trustees and the Independent Trustees at the in-person Board meeting held on June 20–23, 2016. The Wellington Subadvisory Agreement will continue in effect thereafter only if such continuance is specifically approved at least annually either: (a) by the Trustees; or (b) by the vote of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

The GMO Subadvisory Agreement terminated after the close of business on September 28, 2016.

Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance.

The subadvisory agreement provides that if the outstanding voting securities of the Fund fail to approve any continuance of the subadvisory agreement, the subadvisor will continue to act as subadvisor with respect to the Fund pending the required approval of the subadvisory agreement or its continuance, of a new contract with the subadvisor or another subadvisor, or other definitive action, provided that the compensation received by the subadvisor is in compliance with the 1940 Act and the rules and regulations thereunder.

Termination. The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, by the Trustees, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and the subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Trust and the other party. The subadvisory agreement will terminate automatically, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and the Trust terminates for any reason.

Amendments. The Wellington Subadvisory Agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment. The Wellington Subadvisory Agreement also contains the additional clarification that such shareholder approval shall be sufficient, even if the amendment may not have been approved by a majority of the outstanding voting securities of: (a) any other fund affected by the amendment; or (b) all of the funds of JHF II.

The GMO Subadvisory Agreement could not be amended unless such amendment was approved as follows: (i) at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, unless either (A) a determination was made that shareholder approval was not required based on SEC guidance or reliance on SEC staff interpretations; or (B) pursuant to exemptive relief no such approval was required; (ii) by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Advisor or of the Subadvisor; and (iii) by both parties to the GMO Subadvisory Agreement.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHF II or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHF II, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor. The liability of the subadvisor in the Wellington Subadvisory Agreement is substantively similar, but contains certain differences from the GMO Subadvisory Agreement. The Wellington Subadvisory Agreement provides that neither Wellington nor any of its partners or employees shall be liable to the Advisor or the Trust for any loss suffered by the Advisor or the Trust resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of Wellington or any of its partners or employees.

The GMO Subadvisory Agreement provided that in the absence of willful misconduct, bad faith or gross negligence on the part of GMO, or reckless disregard of its obligations and duties hereunder, GMO, including its officers, directors, employees and members, shall not be subject to any liability to the Advisor, to the Trust, to the Fund, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHF II Portfolio Holdings. The Wellington Subadvisory Agreement provides that Wellington is required to treat JHF II portfolio holdings as confidential information in accordance with the Trust’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information. The GMO Subadvisory Agreement is silent on this matter.

Compliance Policies. Pursuant to the Wellington Subadvisory Agreement, Wellington agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act. Throughout the term of the agreement Wellington will provide the Advisor with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHF II to comply with Rule 38a-1 under the 1940 Act. The GMO Subadvisory Agreement is silent with respect to GMO’s compliance policies.

John Hancock Investments 601 Congress Street Boston, MA 02210-2805

The following notice provides important information about the recent change in the management of your fund.

If you have any questions, please contact your financial advisor or call John Hancock Investments at
800-225-5291, Monday through Friday, 8:00 A.M. to 7:00 P.M., Eastern time.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Relating to

U.S. GROWTH FUND

a series of John Hancock Funds II

601 Congress Street

Boston, Massachusetts 02210

Telephone: 800-225-5291

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the Internet relating to U.S. Growth Fund (the “Fund”), a series of John Hancock Funds II (the “Trust” or “JHF II”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect as of the close of business on September 28, 2016. At an in-person meeting held on June 20–23, 2016, pursuant to the recommendation of John Hancock Advisers, LLC (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved a new subadvisory agreement appointing Wellington Management Company, LLP (“Wellington”) as subadvisor to the Fund. At the same time, the Board approved the termination of Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) as subadvisor to the Fund.

The appointment of Wellington as subadvisor to the Fund was effected in accordance with an exemptive order (the “Order”) that the U.S. Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an Information Statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with Wellington.

In lieu of physical delivery of the Information Statement (other than on request as described below), JHF II has made the Information Statement available to you online at www.jhinvestments.com/CMS/DownloadableItems/Funds/14C/USGrowth14C.pdf until 90 days from the date this Notice is first sent to shareholders. A paper or email copy of the Information Statement may be obtained, without charge, by contacting 800-225-5291 no later than 90 days from the date this Notice is first sent to shareholders.

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date this Notice is first sent to shareholders.

Shareholders sharing the same address. As permitted by law, only one copy of this Notice may be delivered to shareholders residing at the same address, unless such shareholders have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy, contact the Trust by writing to the Trust’s address, or by calling the telephone number shown above. The Trust will then promptly deliver, upon request, a separate copy of this Notice to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.